UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 18, 2024
 Date of Report (Date of earliest event reported)

IPG PHOTONICS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33155 (Commission File No.)	04-3444218 (IRS Employer Identification No.)
377 Simarano Drive
Marlborough, Massachusetts 01752
(Address of Principal Executive Offices, including Zip Code)

(508) 373-1100
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	IPGP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders (the “Annual Meeting”) on June 18, 2024. Below are the final voting results for the Annual Meeting:

1.    Election of ten Directors

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Gregory Beecher	40,587,910	506,770	20,895	2,251,644
Michael Child	40,000,085	1,059,406	56,084	2,251,644
Jeanmarie Desmond	40,615,235	476,885	23,455	2,251,644
Gregory Dougherty	40,431,113	628,453	56,009	2,251,644
Mark Gitin, Ph.D.	40,862,485	240,062	13,028	2,251,644
Kolleen Kennedy	40,901,176	185,848	28,551	2,251,644
Eric Meurice	39,977,617	1,125,158	12,800	2,251,644
Natalia Pavlova	40,705,965	397,745	11,865	2,251,644
John Peeler	38,252,098	2,850,659	12,818	2,251,644
Eugene Scherbakov, Ph.D.	40,763,260	339,413	12,902	2,251,644
Agnes Tang	40,887,814	204,355	23,406	2,251,644

2.    Advisory vote to approve our executive compensation

Votes For	Votes Against	Abstentions	Broker Non-Votes
39,503,997	1,547,374	64,204	2,251,644

3.    Ratification of Deloitte & Touche LLP as the Company's independent registered public accounting firm for 2024

Votes For	Votes Against	Abstentions	Broker Non-Votes
42,210,703	1,105,822	50,694	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

IPG PHOTONICS CORPORATION

June 18, 2024	By:	/s/ Angelo P. Lopresti
Angelo P. Lopresti
Senior Vice President, General Counsel & Secretary